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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                  CURENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 8, 2002

                               CLARENT CORPORATION
             (Exact name of registrant as specified in its chapter)


             Delaware                 000-26441               77-0433687
             -----------------------------------------------------------
  (State or other jurisdiction       (Commission           (IRS Employer
       of incorporation)              File Number)        Identification No.)

                              700 Chesapeake Drive
                         Redwood City, California 94063
                         ------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (650) 306-7511


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

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Item 5. Other Events.

On January 8, 2002, Registrant announced the addition of J. Mark Hattendorf and Thomas Elliott as members of Registrant's Board of Directors.

On February 1, 2002, Registrant announced that it had been notified that its stock had been delisted from the Nasdaq Stock Market effective January 30, 2002. As a result of the delisting, Registrant's common stock is being quoted on the OTC market Pink Sheets Electronic Quotation Service under the symbol CLRN. The Nasdaq delisting determination was based on three factors: Registrant's failure to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2001; failure of Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 to contain audited financial statements because Registrant was notified by its auditors, Ernst & Young LLP, that Ernst & Young's previously issued report on Registrant's financial statements for the year ended December 31, 2000 should no longer be relied on, rendering Registrant's financial statements unaudited as of that time; and public interest concerns related to the protection of investors.

Additionally, on February 1, 2002, Registrant announced that Gary J. Sbona had been appointed Chairman of the Board and Chief Executive Officer of Registrant. Registrant also announced that it had engaged Regent Pacific Management Corporation to assist Registrant in addressing challenges relating to the previously announced financial accounting irregularities, the delisting of Registrant's stock, and Registrant's significant senior management turnover.

Copies of the press releases of Registrant with respect to the matters disclosed above are included herein as Exhibits 99.1-99.2, and are incorporated by reference into this Item 5.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

Exhibit
Number                 Description

99.1     Press Release, dated January 8, 2002
99.2     Press Release, dated February 1, 2002


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  CLARENT CORPORATION

Date: February 14, 2002                           /s/ John O'Shea
                                                  --------------------------
                                                  John O'Shea
                                                  Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit
Number              Description

99.1     Press Release, dated January 8, 2002
99.2     Press Release, dated February 1, 2002